                                                                    EXHIBIT 4.15


                           JACKSON ACQUISITION CORP.

                       MANAGEMENT SUBSCRIPTION AGREEMENT


          THIS SUBSCRIPTION AGREEMENT, dated as of August 16, 1995 (this

"Agreement"), is made by and among Jackson Acquisition Corp., a Delaware
----------
corporation (together with its successors including, without limitation, Jackson Holding Company which is successor by merger to Jackson Products, Inc. and which will subsequently change its name to Jackson Products, Inc. and its subsidiaries, unless otherwise indicated by the context, the "Company"), whose
                                                              -------
address is c/o The Jordan Company, 9 West 57th Street, New York, New York
10019, and the persons and entities whose names are set forth at the end of this Agreement (collectively the "Stockholders").
                             ------------


1.  Stock Subscriptions and Cash Buyout.
    -----------------------------------

          (a) Each Stockholder (i) herewith subscribes for the number of shares set forth opposite Stockholder's name in Exhibit 1 hereto of the Company's Class
                                         ---------
C Common Stock, $0.01 par value per share (the "Class C Common Stock"), which is
                                                --------------------
convertible, under certain circumstances under the Company's Certificate of Incorporation, into the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Class C Common Stock and the
      --------------------
other classes of common stock of the Company, "Common Stock"), all as more specifically described in Exhibit 1, at a purchase price for the Class C Common
                          ---------
Stock of $1.00 per share, (ii) tenders in consideration of the subscription for such Class C Common Stock (A) such Stockholder's stock certificates ("Rollover Shares") representing shares of Old Holdings Common Stock (as defined in Section
                                                                         -------
10), if any, as more fully described in Exhibit 2 hereto, (B) amount of the net
--                                      ---------
proceeds payable to the Stockholder pursuant to the Merger Agreement from the cancellation of options to purchase Old Holdings Common Stock held by such Stockholder, (C) the net proceeds payable to the Stockholder pursuant to the

Merger Agreement from performance bonuses and sale of business bonuses to be paid by Old Jackson (as defined in Section 10) to such Stockholder, if any, as more fully described in Exhibit 2 hereto, and (D) a Non-Recourse Promissory Note
                        ---------
executed and delivered by the Stockholder in favor of the Company in substantially the form of Exhibit 3 attached hereto (the "Non-Recourse Notes")
                          ---------                       ------------------
and in an initial principal amount set forth in Exhibit 2 hereto, if any, as
                                                ---------
more fully described in Exhibit 2 hereto, and (E) cash, if any, as more fully
                        ---------
described in Exhibit 2 hereto, and (3) herewith agrees to enter into a Stock
             ---------
Pledge Agreement in favor of the Company in substantially the form of Exhibit 4
                                                                      ---------
attached hereto in order to secure the payment of amounts due under the Non-Recourse Notes. Each of the Stockholders, in order to facilitate the transactions contemplated by this Agreement, authorizes and appoints the Company or any of its representatives to direct the transfer of the subscription consideration from any account which such amounts may be paid into for the benefit of such Stockholder to any account established for the benefit of the Company. For purposes of this Agreement, the Class C Common Stock (and the Class A Common Stock, if any, issued upon conversion thereof) and the Options and the Option Shares (each as defined in Section 1(c)) are collectively referred to as the "Securities").

          (b) The Company pursuant to the Company Stock Option Plan (as defined in Section 2(b) hereof) shall grant to the Executive Management Group (as defined in Section 10) options to purchase 172,414 shares of Common Stock as set
           ----------
forth on Exhibit 1 (the "Options").  Such Options will vest as set forth in the
         ---------
Company Stock Option Plan.

          (c) The Company covenants that upon issuance, the Class C Common Stock subscribed for by the Stockholders pursuant to Section 1(a) of this Agreement, shall aggregate $1,000,000 in aggregate subscription and purchase price and, together with and assuming the future issuance of 172,414 additional shares of Common Stock (the "Option Shares") to the Stockholders upon the exercise of the options described in Section 1(b) (the "Options"), and assuming the issuance of 3,448,276 shares of Common Stock upon the exercise of warrants (the "Warrant Shares") to certain institutional investors, shall represent 13.6% of all

Common Stock of all classes of the Company on a fully-diluted basis as of the date hereof.

          (d) Each Stockholder acknowledges to the Company and the other Stockholders that Stockholder understands and agrees, as follows:

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SECURITIES ARE VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE SECURITIES NOR IS ANY LIKELY TO DEVELOP. THE COMPANY HAS NO PREVIOUS FINANCIAL HISTORY AND THE COMPANY AND ITS SUBSIDIARIES HAVE BORROWED SUBSTANTIALLY ALL OF THE FUNDS AVAILABLE TO IT TO COMMENCE ITS BUSINESS. EACH STOCKHOLDER ACKNOWLEDGES THAT STOCKHOLDER MAY AND CAN AFFORD TO LOSE STOCKHOLDER'S ENTIRE INVESTMENT AND THAT STOCKHOLDER UNDERSTANDS STOCKHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

          (e) Each certificate evidencing the Securities being issued pursuant to this Agreement shall bear legends reflecting (i) this Agreement's existence and (ii) the fact that the Securities have not been registered under Federal or state securities laws and are subject to limitations on transfer set forth herein and set forth in a Stockholders Agreement, of even date herewith, by and among the Company and the Company's stockholders (the "Stockholders Agreement").
                                                       ----------------------
Each Stockholder acknowledges that the effect of these legends, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral. Each Stockholder consents that "stop transfer" instructions may be noted against the Securities sold to Stockholder hereunder. Each Stockholder acknowledges that Stockholder is required to become a party to the Stockholders Agreement as a condition to acquiring the Securities hereunder.

          (f) The Stockholders and the Company acknowledge, accept and agree that each of their respective Purchase and Stockholder Agreements (as defined below), is hereby terminated and shall not be of any force and effect. For the purposes of this Agreement, "Purchase and Stockholder Agreements" means any
                             -----------------------------------
subscription, investment, stockholder, option or similar
agreement or instrument, including any such agreement or instrument relating to the subject matter of this Agreement or the Stockholders Agreement, as among Old Holdings, its affiliates and each of the Stockholders, including those agreements and instruments listed on the Former Stockholder Agreements Schedule attached as Schedule 1(e) hereto.
            -------------

          (g) Each Stockholder represents and warrants that attached to the Former Stockholder Agreements Schedule are, to the extent applicable to such Stockholder (i) complete and accurate copies of all of the Purchase and Stockholder Agreements executed by each of the Stockholders, (ii) copies of the stock certificates of Old Holdings Common Stock issued to the Stockholders,
(iii) the cancelled promissory notes, if any, ("Old Holdings Notes") made by
                                                ------------------
each Stockholder to Old Holdings, (iv) cancelled Stock Pledge Agreements, if any, executed by the Stockholders in favor of Old Holdings (the "Old Holdings
                                                                 ------------
Stock Pledge Agreements") in connection with the Old Holdings Notes and (v)
-----------------------
cancelled stock powers, if any, executed by the Stockholders in favor of Old Holdings (the "Old Holdings Stock Powers") in connection with the Old Holdings
               -------------------------
Stock Pledge Agreements.

     2.  Proposed Transaction.
         --------------------

          (a) This Agreement summarizes certain pertinent documents as well as applicable laws and regulations. While the Company believes that these summaries fairly reflect and summarize such matters, each Stockholder acknowledges that such summaries are not complete and are qualified in their entirety by reference to the complete texts thereof of the documents, laws and regulations so summarized.

          (b) Each Stockholder acknowledges that Stockholder has received and has had ample opportunity to review and understand the current form of each of the following documents:

     A.   The Certificate of Incorporation of the Company.

     B.   The By-laws of the Company.

     C.   The Agreement and Plan of Merger (the "Merger Agreement"), dated
                                                 ----------------
          August 14, 1995, by and among the

          Company, Old Holdings, the Stockholders referred to therein, the Optionholders referred to therein and Mills & Partners, Inc., pursuant to which the Company will merge with and into Old Holdings, with Old Holdings being the surviving corporation, and the Agreement and Plan of Merger of even date herewith between Old Jackson and the Company, pursuant to which Old Jackson will merge with and into Old Holdings, with Old Holdings being the surviving corporation and being renamed Jackson Products, Inc.

     D.   The Second Amended and Restated Credit Agreement (the "Credit
                                                                 ------
          Agreement"), of even date herewith, by and among the Company and
          ---------
          Heller Financial, Inc., as Agent for the Lenders named therein, including all exhibits and schedules thereto.

     E. The Note Agreement, of even date herewith, by and among the Company and the other signatories thereto, including all exhibits and schedules thereto.

     F. The Securities Purchase Agreement, of even date herewith, executed by the Company in favor of the Purchasers (as defined therein), including all exhibits and schedules thereto.

     G. The Stockholders Agreement, of even date herewith, by and among the Company and the stockholders named therein, including all exhibits and schedules thereto (the "Stockholders Agreement").

     H. The Stock Pledge Agreement, of even date herewith, among the Company and the Stockholders named therein, including all exhibits and schedules thereto.

     I. The 1995 Jackson Management Stock Option Plan in substantially the form of Exhibit 5 (the "Company Stock Option Plan") of even date herewith, adopted by the Board of Directors of the Company, including all exhibits thereto.

     J.   This Agreement and all exhibits and schedules hereto.

          The documents referred to in A through J are hereinafter collectively referred to as the "Operative Documents", except that, for purposes of Section
                    -------------------                                -------
11(h), this Agreement will not be considered an Operative Document.
-----

          The Company has afforded each Stockholder and each Stockholder's advisors, if any, the opportunity to discuss an investment in the Securities and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Securities and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Securities and the Operative Documents. Each Stockholder has consulted its own financial, tax, accounting and legal advisors, if any, as to such Stockholder's investment in the Securities and the consequences thereof and risks associated therewith and the Operative Documents. Each Stockholder and such Stockholder's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that the Stockholder deems to be material to an understanding of the Company, the proposed business of the Company, and the offering of the Securities. Each Stockholder also acknowledges that to Stockholder's knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Securities.

     3.  Stockholder Representations and Warranties.
         ------------------------------------------

          (a)  Each Stockholder represents and warrants that such Stockholder:
(i) (A) has previously worked as an employee of Old Holdings, and is employed in a managerial or executive position with the Company and is familiar with the Company's operations, financial condition and business prospects, or (B) is a family member of a person described in clause (A), and is relying upon such person in acquiring the Securities hereunder; and (ii) has had an opportunity to select and consult with such attorneys, business consultants and any other person(s) the Stockholder has wished to confer with since the time when the transactions contemplated by the Merger Agreement and such Stockholder's participation were first discussed with such Stockholder. Each Stockholder acknowledges that the Company has made available to such Stockholder, prior to the signing of this Agreement and the sale of any Securities, the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the investment and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information.

          (b) Each Stockholder agrees that Stockholder will not transfer any Securities if such transfer would result in a default by the Company under the provisions of the Operative Documents.

          (c) Each Stockholder agrees that Stockholder will complete, execute and file a form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of the execution of this Agreement and the purchase of the Securities.

          (d) Each Stockholder acknowledges and accepts that pursuant to the Merger Agreement and the other Operative Documents upon consummation of the proposed transactions the Securities of Jackson Acquisition Corp. subscribed for hereunder shall be converted into Securities of Jackson Products, Inc., the successor to Jackson Acquisition Corp.

     4.  Risk Factors.
         ------------

          (a) Each Stockholder acknowledges to the Company and the other Stockholders that such Stockholder knows and understands that Old Jackson is a material asset of the Company's, and that the Company borrowed a substantial portion of the funds used to effect the purchase of Old Jackson and Old Holdings. It is unlikely that dividends will be paid on the Class C Common Stock. There is no legal requirement or promise made by the Company to declare or pay such dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents. Certain of the

Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments in any case and such payment may be restricted by future agreements or instruments binding on the Company. If a Stockholder ceases to be an employee of the Company such Stockholder's Securities may be subject to certain rights of the Company to repurchase such Securities under this Agreement or the Stockholder's employment agreement with the Company, if any. Under the repurchase payment terms, such Stockholders may not receive full cash payment in return for the Stockholder's Securities for several years. Furthermore, each Stockholder acknowledges that he has pledged, pursuant to the Pledge Agreement of even date herewith by and between such Stockholder and the Company (with respect to each Stockholder a "Pledge Agreement"), the Securities held by such Stockholder for the benefit of the Company to secure payment of the amounts due under the Non-Recourse Note of such Stockholder. Under the terms of the Pledge Agreements, each Stockholder may forfeit the Stockholder's Securities upon certain defaults under the Non-Recourse Note or Pledge Agreement executed by such Stockholder. Also, dividend and redemption payments may be made only from funds available to the Company for such use as provided by applicable law.

          (b) Each Stockholder acknowledges that any financial projections or forecasts with respect to the Company are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's control, and that there are no assurances that these forecasts will be realized.

          (c) Each Stockholder acknowledges to the Company and the other Stockholders that Stockholder knows and understands that an investment in the Securities of the Company is a speculative investment which involves a high risk of loss and that on and after the date hereof, there will be no public market for the Securities and the Company does not contemplate that a public market will develop.

     5.  Securities Law and Other Matters.
         --------------------------------

          (a) Each Stockholder represents and warrants to the Company and the other Stockholders that Stockholder used no "purchaser's representative" (as that term is used in Regulation

D as promulgated by the Securities and Exchange Commission) in connection with the transactions contemplated by the Operative Documents. Each Stockholder represents and warrants to the Company and the other Stockholders that neither The Jordan Company ("Jordan") nor any of its employees or affiliates has acted
                     ------
as a representative of said Stockholder in the subject transaction. Each Stockholder hereby releases Jordan, Jordan/Zalaznick Capital Company and each of their respective partners, principals, directors, officers, employees, agents and representatives from and against any claims in respect of each Stockholder's subscription for the Securities and any related transaction hereunder or under the Operative Documents. Each Stockholder represents and warrants that such Stockholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company, and has the requisite knowledge and experience to evaluate the risks and merits of this investment. Each Stockholder represents and warrants that the decision of such Stockholder to purchase the Securities hereunder has been made by such Stockholder independent of any other Stockholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any Stockholder or other person. Each Stockholder represents and warrants to the Company and the Company's other stockholders that Stockholder can and will bear the economic risks of Stockholder's investment in the Company and acknowledges that the Stockholder is able to hold the Company's unregistered Stock indefinitely and is able to sustain a complete loss if the Securities become worthless or are forfeited pursuant to the Pledge Agreement executed by such Stockholder.

          (b) Each Stockholder acknowledges to the Company and the Company's other Stockholders that the Securities being purchased hereunder have not been registered under the Securities Act of 1933, as amended, (the "Securities Act")
                                                               --------------
on the ground that the sales of Securities pursuant to this Agreement are exempt under Section 4(2) of the Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on each Stockholder's representation which Stockholder herewith makes that the Securities have been acquired solely by and for the account of such Stockholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution. Other than as expressly set forth in the Operative Documents, such Stockholder has no contract, undertaking, agreement or arrangement with any other Stockholder to sell, transfer or pledge to such other Stockholder or anyone else the Securities (or any part thereof) which such Stockholder has purchased hereunder, and such Stockholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement. The Securities have not been registered or qualified for resale under applicable securities laws, and may not be sold except pursuant to such registration or qualification thereunder or an exemption therefrom. Such Stockholder has adequate means of providing for Stockholder's current needs and possible contingencies. Each Stockholder further acknowledges to the Company that the Securities being sold to said Stockholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule 144 thereunder. Each Stockholder further represents and warrants to the Company and the Company's other stockholders that such Stockholder's financial condition is such that Stockholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of these shares to satisfy any existing or contemplated debt or undertaking.

          (c) In the event that in the future the Company engages in any negotiation or transaction (including a merger or consolidation or other reorganization by or of the Company) in which Regulation D promulgated by the Securities and Exchange Commission may or will be available to the Company, each of the Stockholders who is not then a professional investor agrees irrevocably (and with the knowledge and intention that the other holders of the Company's stock of all classes will rely thereon in making their respective present investment decisions) that Stockholder will, within 5 business days of notice from the Company, which may be given in the sole discretion of the Company, appoint a purchaser's representative or representatives who shall be qualified and acceptable to the Company and any other person(s) who is (are) involved in the proposed transaction so that the maximum benefits of Regulation D shall be available to the Company and all of its Stockholders. Any Stockholder who does not perform this covenant shall be liable to the Company and all of the Company's other stockholders for any damage or loss that may or might be incurred thereby.

     6.  Registration Rights.  The Securities have not been registered under
         -------------------
Federal or state securities laws and, in consequence thereof, all of the Securities must be held indefinitely unless (a) subsequently registered under applicable Federal and state securities laws or (b) exemptions from such registration are available at the time of a proposed sale or transfer thereof. Except as set forth in the Stockholders Agreement, the Company has no agreements in respect of a registration statement under either Federal or state law.

     7.  Legend.  All certificates representing shares of Securities shall be
         ------
endorsed as follows:

               "THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 16, 1995, AMONG THE COMPANY AND ITS STOCKHOLDERS AND SUBSCRIPTION AGREEMENTS, DATED AUGUST 16, 1995, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY C/O THE JORDAN COMPANY, 9 WEST 57TH STREET, NEW YORK, NEW YORK 10019.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT."

     8.  Repurchase Provisions.
         ---------------------

          (a)  Call Upon Termination.  If the employment by the Company of any
               ---------------------
Stockholder is terminated at any time:

                 (i) by the Company or the Stockholder due to the death of the Stockholder;

                 (ii) by the Company or the Stockholder due to Disability (as defined in Section 10);
                                    ----------

                 (iii) by the Company due to Cause or Material Breach (as defined in Section 10);
                                    ----------

                 (iv) by the Company due to Unsatisfactory Performance (as defined in Section 10);
                                    ----------

                 (v) by the Company due to any reason not referred to in clauses (i) through (iv), or for no reason,

                 (vi)    by the Stockholder due to Good Reason (as defined in
                         Section 10); or
                         ----------

                 (vii)   by the Stockholder due to Retirement (as defined in
                         Section 10); or
                         ----------

                 (viii) by the Stockholder voluntarily or for any reason not referred to in clauses (i), (ii) or (vi) or for no reason,

then, all, but not less than all, of the Securities owned by such Stockholder and by all of such Stockholder's Permitted Transferees under the Stockholders Agreement may be repurchased by the Company, at the option of the Company, at the "call" price for the Securities, as follows:

          1. If the termination is for the reason described in clause (iii) above, the call price for shares of Common Stock shall be Cost (as defined in Section 10), payable in cash, Three Year Junior Notes (as defined in
        ----------
     Section 10) or any combination thereof.
     ----------

          2.  If the termination is for reasons described in clauses (i), (ii),
     (iv) or (vi):

               (A) If the termination occurs on or before the first anniversary of this Agreement, the call price for shares of Common Stock shall be Cost, payable in cash.

               (B) If the termination occurs after the first anniversary of this Agreement and on or before the second anniversary of this Agreement, the call price for shares of Common Stock shall be as follows: (i) for 33 1/3% of the called shares the call price shall be the Fair Market Value of the shares on the date of the call, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of Section 8(i); and (ii) for 66 2/3% of the call shares the
                       ------------
                    call price shall be the Cost of the call shares, payable in cash.

               (C) If the termination occurs after the second anniversary of this Agreement and on or before the third anniversary of this Agreement, the call price for shares of Common Stock shall be as follows: (i) for 66 2/3% of the call shares the call price shall be the Fair Market Value of the shares on the date of the call, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of Section 8(i); and (ii) for 33 1/3% of the call shares the
                       ------------
                    call price shall be the Cost of the call shares, payable in cash.

               (D) If the termination occurs after the third anniversary of this Agreement, the call price for shares of Common Stock shall be the Fair Market Value of the call shares on the date of the call, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of
                    Section 8(i).
                    ------------

          3.  If the termination is for reasons described in clauses (v) or
     (vii) above, the call price for shares of Common Stock shall be the Fair Market Value of the called shares on the date of the call, payable in cash, Three Year Junior Notes or any combination thereof.

     To exercise the foregoing call rights, the Company must notify the Stockholder of its exercise of such call rights within six months following termination.

          4. If the termination is for reasons described in clause (viii) above:

               (A) If the termination occurs on or before the third anniversary of this Agreement, the call price for shares of Common Stock shall be Cost, payable in cash, Three Year Junior Notes or any combination thereof.

               (B) If the termination occurs after the third anniversary of this Agreement, the call price for shares of Common Stock shall be the Fair Market Value of the called shares on the date of the call, payable in cash, Three Year Junior Notes or any combination thereof.

     To exercise the foregoing call rights, the Company must notify the Stockholder of its exercise of such call rights within six months following termination. In the event that the termination of the Stockholder relates to circumstances involving Cause or Material Breach, then the Company's call rights under Section 8(a) will take precedence over and supersede any Stockholder put rights hereunder.

          5. If the termination is for any reason other than Cause or Material Breach, the call price for unexercised, but earned and vested Stock Options (determined pursuant to the terms and conditions of the Company Option
     Plan) shall be the Fair Market Value of the Option Shares which the Stockholder would have received had the Stockholder exercised the Options less the exercise price of such Options, payable in cash, Three Year Junior Notes or any combination thereof (subject to the provisions of Section 8(i)). Pursuant
                                                       ------------
     to the Company Option Plan, if the termination is for Cause or Material Breach, all of such Stockholder's Options will upon the Stockholder's termination be considered unvested, irrespective of being previously vested, and the Options of such Stockholder will automatically terminate and expire without any payment.

          (b)  Stockholder Put Rights.  If the employment by the Company of any
               ----------------------
Stockholder is terminated at any time:

               (i)    due to the death of the Stockholder;

               (ii)   due to Disability;

               (iii)  by the Company due to Unsatisfactory Performance;

               (iv)   by the Company due to any reason not referred to in clause
                      (i) or (ii) other than Cause or Material Breach;

               (v)    by the Stockholder due to Good Reason; or

               (vi)   by the Stockholder due to Retirement;

then the Stockholder (or, solely in the case of death, the person or persons to whom the Stockholder's rights with respect to the Securities shall have lawfully passed by will or by applicable law) may, at the Stockholder's or their option, cause the Company to repurchase any or all of the Common Stock owned by such Stockholder and by all of the Stockholder's Permitted Transferees under the Stockholders Agreement at the put price described below:

          1.  If the Termination is for reasons described in clause (i), (ii),
     (iii) or (v) above:

               (A) If the termination occurs on or before the first anniversary of this Agreement, the put price for shares of Common Stock shall be Cost, payable in cash.

               (B) If the termination occurs after the first anniversary of this Agreement and on or before the second anniversary of this Agreement, the put price for shares of Common Stock shall be as follows: (i) for 33 1/3% of the put shares the put price shall be the Fair Market Value of the shares on the date of the put, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of Section 8(i); and (ii) for 66 2/3% of the put shares the
                       ------------
                    put price shall be the Cost of the put shares, payable in cash.

               (C) If the termination occurs after the second anniversary of this Agreement and on or before the third anniversary of this Agreement, the put price for shares of Common Stock shall be as follows: (i) for 66 2/3% of the put shares the put price shall be the Fair Market Value of the shares on the date of the put, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of Section 8(i); and (ii) for 33 1/3% of the put shares the
                       ------------
                    put price shall be the Cost of the put shares, payable in cash.

               (D) If the termination occurs after the third anniversary of this Agreement, the put price for shares of Common Stock shall be the Fair Market Value of the put shares on the date of the put, payable in cash, Three Year Junior Notes or any combination thereof, subject to the provisions of
                    Section 8(i).
                    ------------

          2.  If the termination is for reasons described in clauses (iv) or
     (vi) above, the put price for shares of Common Stock shall be the Fair Market Value of the put shares on the date of the put, payable in cash, Three Year Junior Notes or any combination thereof.

          3. If the termination is for any reason other than Cause or Material Breach, the put price for unexercised, but earned and vested Options (determined pursuant to the Company Option Plan) shall be the Fair Market Value of the Option Shares which the Stockholder would have received had the Stockholder exercised the Options, less the exercise price of such Options, payable in cash, Three Year Notes or any combination thereof (subject to the provisions of Section 8(i)). Pursuant to the Company Option Plan, if the termination is for Cause or Material Breach, all of such Stockholder's Options will upon the Stockholder's termination be considered unvested, irrespective of being previously vested, and the Options of such Stockholder will automatically terminate and expire without any payment.

     To exercise the foregoing put rights, the Stockholder or such persons who may exercise the put must notify the Company of its or their exercise of such put rights within six months following termination. In the event that the termination of the Stockholder relates to circumstances involving Cause or Material Breach, then the Company's call rights under Section 8(a) will take
                                                      ------------
precedence over and supersede any Stockholder put rights hereunder.

          (c)  Put Upon Voluntary Stockholder Termination.  If the employment by
               ------------------------------------------
the Company of the Stockholder is terminated by the Stockholder voluntarily or for any reason not referred to in clauses (i) through (vi) of Section 8(b), and
                                                              ------------
the Company would not otherwise have the right to terminate the employment of the Stockholder for Cause or Material Breach, then the Stockholder, at Stockholder's option, may cause the Company to repurchase the Common Stock owned by such Stockholder and by all of the Stockholder's Permitted Transferees under the Stockholders Agreement at the put price described below:

          (A) If the termination occurs on or before the third anniversary of this Agreement, the put price shall be Cost payable in cash; provided,
                                                                  --------
     however, the Stockholder shall have the right to put only the number of
     -------
     shares of Common Stock whose aggregate Cost equals the Stockholder's Percentage of the Put Pool (as defined in Section 10) at the date of the
                                               ----------
     put, and with any remaining shares continuing to be held by such Stockholder, subject to the call provisions of this Agreement.

          (B) If the termination is after the third anniversary of this Agreement, the put price shall be Fair Market Value, with the amount equal to Cost of such Securities payable in cash, and for any amount equal to Fair Market Value minus Cost, payable, at the option of the Company, in cash, Three Year Junior Notes or any combination thereof; provided,
                                                               --------
     however, that the Stockholder shall have the right to put only the number
     -------
     of shares of Common Stock whose aggregate Cost equals the Stockholder's Percentage of the Put Pool at the date of the put, and with any remaining shares continuing to be held by such Stockholder, subject to the call provisions of this Agreement.

     To exercise the foregoing put rights, the Stockholder or such persons who may exercise the put must notify the Company of its or their exercise of such put rights within six months following termination. In the event that the termination of the Stockholder relates to circumstances involving Cause, then the Company's call rights under Section 8(a) will take precedence over and
                                ------------
supersede any Stockholder put rights hereunder.

          (d)  Payment of Non-Recourse Notes; Right of Set-Off. (i) Amounts
               -----------------------------------------------
payable to a Stockholder upon the repurchase of Securities pursuant to this
Section 8 shall first be applied to the outstanding principal, interest and any other amounts owed under the Non-Recourse Note made by such Stockholder and (ii) the Company, in addition to any other rights or remedies available to the Company, shall be entitled to set-off and reduce any amounts payable to a Stockholder upon the repurchase of Securities pursuant to this Section 8 for (A)
                                                               ---------
any obligations or liabilities of such Stockholder to the Company or (B) any claims by the Company against such Stockholder under this Agreement, the Merger Agreement or any other agreement, written or oral, between the Company and such Stockholder, in each case, after such obligation, liability or claim becomes a final decision of a court of competent jurisdiction which is not subject to appeal.

          (e)  Expiration of Repurchase Option.  If the repurchase call rights
               -------------------------------
set forth in Sections 8(a) or the
             -------------
repurchase put rights set forth in Sections 8(b) and 8(c) are not exercised
                                   -------------     ----
within six months of termination of employment of a Stockholder, such call rights and put rights will expire. This Section 8 shall terminate upon (i) an initial public offering of any shares of Securities for which the aggregate purchase price of the Securities sold is in excess of $30 million or (ii) a Sale of the Company (as defined in Section 10).
                              ----------

          (f)  Restrictions on Payments by the Company. Notwithstanding anything
               ---------------------------------------
to the contrary contained in this Agreement, all repurchases pursuant to this
Section 8, including issuances of and payments by the Company on, the Three Year
---------
Junior Notes, shall be subject to (i) applicable restrictions contained in any applicable law, (ii) restrictions contained in the Company's and its subsidiaries' debt and equity financing agreements, including the Credit Agreement and the Subordinated Note Purchase Agreement, each as amended and in effect from time to time, and any Senior Indebtedness (as defined in the Three Year Junior Notes) and (iii) the availability of cash to make any lump sum cash payments. If any such restrictions or unavailability prohibit the repurchase of Securities or other capital stock of the Company hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (g) In the event that the Company is obligated to pay to the Stockholder the Fair Market Value of any put or call shares pursuant to the provisions of Section 8 (other than with respect to Section 8(a)(3) to which
              ---------
this Section 8(g) shall not apply), and the Fair Market Value of such shares exceeds the cost of such shares, the Company may, at its option, pay the difference between the Fair Market Value of the shares and the cost of the shares in cash, Three Year Junior Notes or any combination thereof.

          (h) In the event the Company elects or is obligated to make payments in cash pursuant to the provisions of Section 8, such payments will be made
                                      ---------
within twelve months of the date of the put or call, as the case may be. In the event that the Company elects or is obligated to make payments in Three Year

Junior Notes, such notes will be executed and delivered within 90 days of the date of the put or call, as the case may be.

          (i)  In the event any put or call pursuant to the provisions of
Section 8 arises due to the death or disability of any Stockholder and the
---------
Company has the option of paying a portion of the put or call price in cash or Three Year Junior Notes, the Company will use commercially reasonable efforts to pay such put or call price in cash.

     9.  Non-Competition/Non-Disclosure Provisions.
         -----------------------------------------

          (a)  Non-Competition.  In consideration of this Agreement, each
               ---------------
Stockholder covenants and agrees that during the Restricted Period (as defined in Section 10), such Stockholder shall not, without the express written approval
   ----------
of the Board of Directors of the Company, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without
                                              --------------------
regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of the Stockholder referred to above occur or are performed within or without the Market or (C) whether the Stockholder resides, or reports to an office, within or without the Market; provided, however, that (x) the
                                      --------  -------
Stockholder may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Stockholder may accept employment with a successor company to the Company.

          (b) Notwithstanding the provisions of any employment agreement between the Company and such Stockholder, the Company covenants and agrees to provide Benefits and pay Base

Compensation to the affected Stockholder during any applicable Restricted Period (as defined in Section 10).
               ----------

          (c) In consideration of this Agreement, each Stockholder covenants and agrees that during the period such Stockholder is an officer, director or employee of the Company and for two years thereafter, the Stockholder shall not
(A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Stockholder or the Competitive Business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Stockholder from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (d)  Non-Disclosure.  Each Stockholder further agrees that Stockholder
               --------------
will not, directly or indirectly in one or a series of transactions disclose to any person or use or otherwise exploit for the Stockholder's own benefit or for the benefit of anyone other than the Company any Confidential Information (as defined below) whether prepared by the Stockholder or not provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. The Stockholder shall use Stockholder's commercially reasonable efforts to cause all persons or entities to whom Confidential Information shall be disclosed by Stockholder hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. The Stockholder shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Stockholder shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Stockholder agrees to deliver to the Company all Confidential Information which Stockholder may possess or control. As used herein, the term "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does
                                                ------------------------
not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Stockholder not permissible hereunder.

          (e)  Specific Performance.  All the parties hereto agree that their
               --------------------
rights under this Section 9 are special and unique and that violation thereof
                  ---------
would not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

     10.  Definitions.
          -----------

          (a)  "Base Compensation" means, with respect to any Stockholder, the
                -----------------
Stockholder's annual base salary at the highest rate calculated on a per annum basis during the twelve month period preceding the date of termination.

          (b)  "Benefits" means health insurance plans and related fringe
                --------
benefit programs, if any, maintained by the Company for the benefit of a Stockholder in the Stockholder's capacity as an employee of the Company.

          (c)  "Business" means any business conducted by or engaged in by the
                --------
Company, or proposed to be conducted by or engaged in by the Company on or prior to the date hereof or at any time while a stockholder of the Company.

          (d)  "Cause" means any of the following:
                -----

               (i) Stockholder's commission or conviction of any crime or criminal offense involving monies or other property, or any felony;

               (ii) Stockholder's commission or conviction of fraud or embezzlement; or

               (iii) Stockholder's material and knowing violation of any obligations imposed upon Stockholder, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement or the Operative Documents; provided, that the Stockholder has been given
                                 --------
                      notice and 90 days from such notice fails to cure the violation;

          (e)  "Cost" means the initial subscription price for shares of the
                ----
Common Stock, which will be deemed their value at the time of the closing of the transactions contemplated by the Operative Documents.

          (f)  "Determination Period" means the last four consecutive completed
                --------------------
fiscal quarters as set forth on the audited financial statements of the Company immediately preceding the "call" or the "put" exercised pursuant to Section 8
                                                                    ---------
for which Fair Market Value shall be used to determine the "call" or "put" price.

          (g)  "Disability" means due to physical or mental disability any
                ----------
Stockholder is unable to perform, and does not perform, Stockholder's duties as an employee of the Company (i) for a continuous period of 180 days or (ii) at such earlier time as such Stockholder submits satisfactory medical evidence that the Stockholder has a physical or mental disability which will likely prevent him from returning to work within 180 days. Determination of Disability shall be made in the reasonable judgment of the Board of Directors. In the event of any inconsistency between the definition of disability herein and the definition of such term in any employment agreement between the Stockholder and the Company then in effect, the definition of such term in such employment agreement shall control for purposes of this Agreement.

          (h)  "EBITDA" shall have the meaning given to such term in the Credit
                ------
Agreement, as amended or supplemented from time to time.

          (i)  "Executive Management Group" shall mean Wayne C. Bircher, Ronald
                --------------------------
C. Boeger, John L. Bortle, Kathleen M. Caselton, Michael C. Taylor, Robert H. Elkin, Allan A. Huning, Robert J. Mills, John M. Pappas, Darold G. Oltjenbruns, Christopher T. Paule and Robert J. Sandner.

          (j)  "Fair Market Value" means, for any Determination Period, an
                -----------------
amount equal to (i) 5.0 multiplied by the EBITDA for the Determination Period less (ii) the aggregate amount of all indebtedness or capitalized leases of the
----
Company (including, without limitation, the Credit Agreement and the Notes (as defined in the Subordinated Note Purchase Agreement) immediately prior to the call or put date (including, without limitation, interest accrued but unpaid immediately prior to the call date, all determined in accordance with GAAP (except that working capital borrowing will be averaged over the Determination Period) less (iii) the aggregate amount of the Liquidation Value preferred stock
        ----
of the Company outstanding immediately prior to the call or put date, including accrued but unpaid dividends, all determined in accordance with GAAP plus (iv)
                                                                     ----
cash or cash equivalents held by the Company immediately prior to the call or put date; provided, however, that Fair Market Value shall in no event be less
          --------  -------
than Cost.

          (k)  "GAAP" means the generally accepted accounting principles in the
                ----
United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

          (l)  "Good Reason" means as a result of material reduction in
                -----------
Stockholder's authority, perquisites, salary, position or responsibilities (other than such a reduction which affects all of the Company's senior executives on a substantially equal or proportionate basis), the relocation of the Company's primary place of business or the relocation of Stockholder by the Company to another Company office more than 50 miles from St. Louis, Missouri, or the Company's willful, material violation of its obligations under this Agreement, in each case, after 60 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation.

          (m)  "Liquidation Value" shall have the meaning in respect of the
                -----------------
Preferred Stock set forth in the Certificate of Incorporation of the Company; however, in no event shall Liquidation Value ever be less than Cost of Preferred Stock.

          (n)  "Market" means any county in the United States of America and
                ------
each similar jurisdiction in Canada and in any other country in which the Business was conducted by or engaged in by the Company on or prior to the date hereof or is conducted or engaged in by the Company, or for which the Company is planning development.

          (o)  "Material Breach" means:
                ---------------

               (i) Stockholder's breach of any of Stockholder's fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company;

               (ii) Stockholder's willful, continual and material neglect or failure to discharge Stockholder's duties, responsibilities or obligations prescribed by the Company (other than arising solely due to physical or mental disability);

               (iii) Stockholder's habitual drunkenness or substance abuse which materially interferes with Stockholder's ability to discharge Stockholder's duties, responsibilities or obligations prescribed by the Company;

               (iv) Stockholder's violation of any non-competition or confidentiality agreement with the Company, including without limitation, those set forth in Sections 9 of this
                                                             ----------
                      Agreement, or any other agreements with the Company; and

               (v) Stockholder's gross neglect of Stockholder's duties and responsibilities, as determined by the Company's Board of Directors;

     in each case, for purposes of clauses (i) through (v), after the Company or the Board of Directors has provided Stockholder with 60 days' written notice of such circumstances and the possibility of a Material Breach, and Stockholder fails to cure such circumstances and Material Breach within those 60 days.

          (p)  "New Holdings" means Jackson Acquisition Corp., a Delaware
                ------------
corporation, which, effective the date hereof, shall be renamed "Jackson Holding Company."

          (q)  "Old Holdings" means Jackson Holding Company, a Delaware
                ------------
corporation as in existence prior to the date hereof.

          (r)  "Old Holdings Common Stock" means the Common Stock, par value
                -------------------------
$.01 per share, of Old Holdings.

          (s)  "Old Jackson" means Jackson Products, Inc., a Delaware
                -----------
corporation, as in existence prior to the Effective Time (as defined in the Merger Agreement).

          (t)  "Put Pool" means the lesser of (i) the amount equal to 10% of the
                --------
net increase (after giving full effect to any losses or reductions therein), measured from the date hereof, in the Company's retained earnings determined in accordance with GAAP, less the amount of any extraordinary, nonrecurring gains, or (ii) $1 million.

          (u)  "Restricted Period" means with respect to any Stockholder, 24
                -----------------
months from the date of termination of employment.

          (v)  "Retirement" shall mean any voluntary termination of employment
                ----------
by a Stockholder for any reason other than Death, Disability, Cause, Material Breach or Unsatisfactory Performance after such Stockholder reaches age 65.

          (w)  "Right of First Refusal" shall mean an option, but not an
                ----------------------
obligation, to purchase the Common Stock of the Company from a Stockholder at the same terms as the proposed sale.

          (x)  "Sale", "sell", "transfer" and the like shall include any
                ----    ----    --------
disposition by way of transfer, with or without consideration, to any person for any purpose and shall include, but shall not be limited in any way to, redemption by the issuer, private or public sale or exchanges of securities or any other similar transaction involving stock.

          (y)  "Sale of the Company" means the sale of the Company to an
                -------------------
independent third party or group of third parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis. Such sale shall require a vote of 60% of all Stockholders in order to bind all Stockholders to the sale.

          (z)  "Stockholder's Percentage" means with respect to an individual
                ------------------------
Stockholder, the percentage equal to the fraction the numerator of which is the number of shares of Common Stock owned by the Stockholder and by all of Stockholder's Permitted Transferees under the Stockholders Agreement and the denominator of which is 1,172,424.

          (aa)  "Subscription Price" shall mean the aggregate purchase price for
                ------------------
the Company's Common Stock for each given Stockholder.

          (bb)  "Three Year Junior Notes" means a promissory note of the Company
                -----------------------
in the form attached hereto as Exhibit 6.
                               ---------

          (cc)  "Unsatisfactory Performance" means a Stockholder's failure to
                --------------------------
perform Stockholder's duties to the standards set by the Board (such determination to be solely within the discretion of the Board); provided, that
                                                                --------
Stockholder has been given notice and 30 days from such notice fails to cure such unsatisfactory performance.

     11.  Miscellaneous.
          -------------

          (a) Subject to the conditions of transfer of Securities hereunder and in the Stockholders Agreement, this Agreement shall be binding upon and shall inure to the benefit of each individual Stockholder and Stockholder's respective heirs, executors, administrators, assigns and legal representatives and to the Company and its respective successors and assigns, by way of merger, consolidation or operation of law or otherwise. Once a Stockholder of the Company is no longer a stockholder of the Company all rights and benefits previously enjoyed by such party pursuant to the terms of this Agreement shall automatically terminate with respect to such party.

          (b) Prior to consummation of any transfer of Securities held by a Stockholder permitted under the Stockholders Agreement, except for transfers pursuant to a public offering, such party shall cause the transferee to execute an agreement in which the transferee agrees to be bound by the terms of this Agreement and the Stockholders Agreement.

          (c) The Stockholders in the Executive Management Group shall be afforded a Right of First Refusal to purchase Securities held by a Stockholder if such Stockholder elects to transfer any Securities other than as described in
Section 4.2(b) of the Stockholders Agreement. In the event that this right is not exercised by any member of the Executive Management Group, such right will vest in the Company and the other Stockholders.

          (d) Each Stockholder acknowledges that the Company may purchase, at its sole expense, a life insurance policy, the proceeds of which will be used to purchase Stockholder's Securities in the event of Stockholder's death and each Stockholder hereby agrees to cooperate with the Company in obtaining such insurance.

          (e) Nothing in this Agreement shall constitute an agreement by, or shall impose any obligation upon, the Company to employ, or to continue to employ, any Stockholder, or shall constitute an agreement by, or shall impose any obligation upon, the Company with respect to the terms and conditions of employment of any Stockholder, and will not limit or restrict, in any manner, the Company's right or ability to terminate any Stockholder.

          (f) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          (g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION, SUBJECT TO THE PROVISIONS OF SECTION 11(h), AND VENUE WILL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN

ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 11(F) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

          (h) THE STOCKHOLDERS AND THE COMPANY AGREE THAT ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SETTLED BY FINAL, BINDING AND NON-APPEALABLE ARBITRATION IN NEW YORK, NEW YORK BY THREE ARBITRATORS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 11, THE
                                                            ----------
ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE VOLUNTARY COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "ASSOCIATION")
                                                                -----------
THEN IN EFFECT. ONE OF THE ARBITRATORS SHALL BE APPOINTED BY THE COMPANY, ONE SHALL BE APPOINTED BY THE STOCKHOLDER, AND THE THIRD SHALL BE APPOINTED BY THE FIRST TWO ARBITRATORS. IF THE FIRST TWO ARBITRATORS CANNOT AGREE ON THE THIRD ARBITRATOR WITHIN 60 DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR, THEN THE THIRD ARBITRATOR SHALL BE APPOINTED BY THE ASSOCIATION. UPON THE CONCLUSION OF ARBITRATION, EXECUTIVE OR THE COMPANY MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SUBSECTION (g) OF THIS SECTION 11 TO ENFORCE THE DECISION PURSUANT
                                    ----------
TO SUCH ARBITRATION. IN CONNECTION WITH THE FOREGOING, THE PARTIES, AFTER CONSULTING WITH COUNSEL, HEREBY WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT. SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE

PURSUANT TO 9 U.S.C. (S)(S) 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

          (i) Each of the Stockholders agrees and acknowledges that the Operative Documents and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Stockholders.

          (j) All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

          (k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (l) In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

          (m) This Agreement constitutes the entire agreement by and among the parties with respect to the subject matter hereof and may not be modified orally, but only by a writing subscribed by the party charged therewith.

          (n) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action necessary to effectuate the terms and purposes of this Agreement.

          (o) Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Stockholders at Stockholder's address below or to such other address as the Stockholder shall have furnished to the Company.

          (p) Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

     12.  Receipt of Stock Certificates.
          -----------------------------

          Each Stockholder herewith acknowledges receipt of the certificate(s) evidencing the Securities purchased by Stockholder.

          IN WITNESS WHEREOF, each of the undersigned has signed this Agreement:

                                JACKSON ACQUISITION CORP.


                                By    /s/ Christopher T. Paule
                                  -------------------------------
                                  Name: Christopher T. Paule
                                  Title: Vice President


                                STOCKHOLDERS:

                                      /s/ Robert H. Elkin
                                ---------------------------------
                                Robert H. Elkin

                                      /s/ Christopher T. Paule
                                ---------------------------------
                                Christopher T. Paule

                                      /s/ Allan A. Huning
                                ---------------------------------
                                Allan A. Huning

                                      /s/ Wayne C. Bircher
                                ---------------------------------
                                Wayne C. Bircher

                                      /s/ Ronald C. Boeger
                                ---------------------------------
                                Ronald C. Boeger

                                      /s/ John L. Bortle
                                ---------------------------------
                                John L. Bortle

                                      /s/ Kathleen M. Caselton
                                ---------------------------------
                                Kathleen M. Caselton

                                      /s/ Michael C. Taylor
                                ---------------------------------
                                Michael C. Taylor

                                      /s/ Robert J. Mills
                                ---------------------------------
                                Robert J. Mills

                                      /s/ John M. Pappas
                                ---------------------------------
                                John M. Pappas

                                      /s/ Darold G. Oltjenbruns
                                ---------------------------------
                                Darold G. Oltjenbruns

                                      /s/ Robert J. Sandner
                                ---------------------------------
                                Robert J. Sandner

                                NEW STOCKHOLDERS:


                                      /s/ Mark A. Kolmer
                                ---------------------------------
Date:  March 1, 1996            Mark A. Kolmer


                                      /s/ John L. Garavaglia
                                ---------------------------------
Date:  December 1, 1996         John L. Garavaglia

                                                                       EXHIBIT 1
                                                                       ---------


                        Schedule of Management Investors

                                                                       EXHIBIT 2
                                                                       ---------


                     Schedule of Old Holdings Common Stock
                               and Bonus Proceeds

                                                                       EXHIBIT 3
                                                                       ---------


                          Non-Recourse Promissory Note

                                                                       EXHIBIT 4
                                                                       ---------


                             Stock Pledge Agreement

                                                                       EXHIBIT 5
                                                                       ---------


                   1995 Jackson Management Stock Option Plan

                                                                       EXHIBIT 6
                                                                       ---------


                      Three Year Junior Subordinated Note

                                  EXHIBIT 1 TO MANAGEMENT SUBSCRIPTION AGREEMENT
                                  ----------------------------------------------


                          Vesting Schedule for Options
                          ----------------------------


====================================================================================================================================

                              Options Granted     No. of Options Allocated for Vesting for the Twelve Months Ended as of Such Dates
------------------------------------------------------------------------------------------------------------------------------------
Stockholder                                      August 16, 1996  August 16, 1997  August 16, 1998  August 16, 1999  August 16, 2000
------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Ronald C. Boeger                    10.00                2.00             2.00             2.00             2.00             2.00
-----------------------------------------------------------------------------------------------------------------------------------
John L. Bortle                      10.00                2.00             2.00             2.00             2.00             2.00
-----------------------------------------------------------------------------------------------------------------------------------
Robert H. Elkin                   1512.22              302.44           302.44           302.44           302.44           302.46
-----------------------------------------------------------------------------------------------------------------------------------
Allan A. Huning                     35.00                7.00             7.00             7.00             7.00             7.00
-----------------------------------------------------------------------------------------------------------------------------------
Darold G. Oltjenbruns               10.00                2.00             2.00             2.00             2.00             2.00
-----------------------------------------------------------------------------------------------------------------------------------
John M. Pappas                      10.00                2.00             2.00             2.00             2.00             2.00
-----------------------------------------------------------------------------------------------------------------------------------
Christopher T. Paule               525.79              105.15           105.15           105.15           105.15           105.19
-----------------------------------------------------------------------------------------------------------------------------------
Michael C. Taylor                   10.00                2.00             2.00             2.00             2.00             2.00
-----------------------------------------------------------------------------------------------------------------------------------
Total August Vesting Shares       2123.01              424.59           424.59           424.59           424.59           424.65
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                              Options Granted     No. of Options Allocated for Vesting for the Twelve Months Ended as of Such Dates
------------------------------------------------------------------------------------------------------------------------------------
Stockholder                                          June 1, 1998      June 1, 1999      June 1, 2000    June 1, 2001   June 1, 2002
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Timothy A. Esposito                150.00                  30.00            30.00            30.00            30.00         30.00
------------------------------------------------------------------------------------------------------------------------------------
John L. Garavaglia                 250.00                  50.00            50.00            50.00            50.00         50.00
------------------------------------------------------------------------------------------------------------------------------------
David Graham                       100.00                  20.00            20.00            20.00            20.00         20.00
------------------------------------------------------------------------------------------------------------------------------------
James B. Taylor                    200.00                  40.00            40.00            40.00            40.00         40.00
------------------------------------------------------------------------------------------------------------------------------------
James Van Dusen                    150.00                  30.00            30.00            30.00            30.00         30.00
------------------------------------------------------------------------------------------------------------------------------------
Total June Vesting Shares          850.00                 170.00           170.00           170.00           170.00        170.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                        November 1,       November 1,      November 1,      November 1,  November 1,
                                                           1998             1999             2000             2001           2002
------------------------------------------------------------------------------------------------------------------------------------
Mark R. Hefty                      225.03                  45.00            45.00            45.00            45.00         45.03
------------------------------------------------------------------------------------------------------------------------------------

Total November Vesting Shares      225.03                  45.00            45.00            45.00            45.00         45.03
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================

TOTAL                             3198.04                 639.59           639.59           639.59           639.59        639.68
====================================================================================================================================


                                      1-2

                                  EXHIBIT 2 TO MANAGEMENT SUBSCRIPTION AGREEMENT
                                  ----------------------------------------------


                      Schedule of Management Stockholder
         Consideration and Securities Received as of December 1, 1996
         ------------------------------------------------------------

====================================================================================================================================
                                                                                                                    Net Proceeds
                                     Options       No. of       Proceeds       No. of                  Sale of        from the
                        No. of       Granted      cancelled       from        Rollover     Proceeds    Business       Rollover
                       Shares of    under the      Options    Cancellation    Shares of   from Sale     Bonus       Shares and the
Stockholder             Class C      Company       for Old     of Options        Old          of                     Cancellation
                        Common        Stock       Holdings    -------------   Holdings     Rollover    ----------    of Options in
                         Stock     Option Plan     Common         Gross        Common       Shares                   Old Holdings
                                                    Stock        Amount         Stock                   Gross           Common
                                                                                                        Amount         Stock (1)
====================================================================================================================================
John L. Garavaglia         250.00         0           0             $0            0           $0            $0             $0
------------------------------------------------------------------------------------------------------------------------------------
Ronald C. Boeger           391.18       10.00       15,000       $7,576.68        0           $0          $30,000        $22,590
------------------------------------------------------------------------------------------------------------------------------------
John L. Bortle             750.36       10.00       30,000      $31,953.37        0           $0          $40,000        $43,260
------------------------------------------------------------------------------------------------------------------------------------
Mark A. Kolmer             200.00         0           0             $0            0           $0            $0             $0
------------------------------------------------------------------------------------------------------------------------------------
Michael C. Taylor          166.67       10.00         0             $0            0           $0            $0             $0
------------------------------------------------------------------------------------------------------------------------------------
Robert H. Elkin           3787.78     1250.00      162,500      $82,080.75     50,000       $43,500      $200,000       $213,225
------------------------------------------------------------------------------------------------------------------------------------
Allan A. Huning            873.54       35.00       45,000      $22,730.06        0           $0          $60,000        $49,770
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Mills            811.15       10.00       40,000      $37,004.50        0           $0          $40,000        $46,320
------------------------------------------------------------------------------------------------------------------------------------
John M. Pappas             341.18       10.00       15,000       $7,576.68        0           $0          $25,000        $19,590
------------------------------------------------------------------------------------------------------------------------------------
Darold G. Oltjenbruns      491.18       10.00       15,000       $7,576.68        0           $0          $40,000        $28,590
------------------------------------------------------------------------------------------------------------------------------------
Christopher T. Paule      1274.21      359.14       30,000      $23,553.36        0           $0          $60,000        $50,220
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Sandner          521.57       10.00       20,000      $10,102.25        0           $0          $40,000        $30,120
------------------------------------------------------------------------------------------------------------------------------------
Retained by Company        141.18       10.00         --            --           --           --            --             --
------------------------------------------------------------------------------------------------------------------------------------

Total                   10,000.00     1724.14      387,500(2)  $237,731.01(3)  50,000       $43,500      $585,000(4)    $538,275(5)

====================================================================================================================================


---------------------------------------------------------------------------------------------------------------
                                              Net Proceeds
                                             from the Rollover
                                              Shares and the                         Total
                                             Cancellation of      Principal        Value of
                              Additional      Options in Old       Amount of       Treasury      Total Value of
Stockholder                     Cash            Holdings             Non-           Shares       Consideration
                             Investment       Common Stock         Recourse        Retained
                                              and Cash               Note           by the
                                              Invested in                           Company
                                               Company
===============================================================================================================
John L. Garavaglia             $25,000           $25,000               0               --             $25,000
---------------------------------------------------------------------------------------------------------------
Ronald C. Boeger                 $0              $22,590            $16,528            --             $39,118
---------------------------------------------------------------------------------------------------------------
John L. Bortle                   $0              $43,260            $31,776            --             $75,036
---------------------------------------------------------------------------------------------------------------
Mark A. Kolmer                 $12,000           $12,000             $8,000            --             $20,000
---------------------------------------------------------------------------------------------------------------
Michael C. Taylor              $10,000           $10,000             $6,667            --             $16,667
---------------------------------------------------------------------------------------------------------------
Robert H. Elkin                  $0             $213,225           $165,553            --            $378,778
---------------------------------------------------------------------------------------------------------------
Allan A. Huning                  $0              $49,770            $37,584            --             $87,354
---------------------------------------------------------------------------------------------------------------
Robert J. Mills                  $0              $46,320            $34,795            --             $81,115
---------------------------------------------------------------------------------------------------------------
John M. Pappas                   $0              $19,590            $14,528            --             $34,118
---------------------------------------------------------------------------------------------------------------
Darold G. Oltjenbruns            $0              $28,590            $20,528            --             $49,118
---------------------------------------------------------------------------------------------------------------
Christopher T. Paule           $25,000           $75,220            $52,201            --            $127,421
---------------------------------------------------------------------------------------------------------------
Robert J. Sandner                $0              $30,120            $22,037            --             $52,157
---------------------------------------------------------------------------------------------------------------
Retained by Company              --                --                 --            $14,118           $14,118
---------------------------------------------------------------------------------------------------------------

Total                          $37,410(6)       $575,685(7)        $410,197(8)      $14,118        $1,000,000

===============================================================================================================



(1) The difference with the Gross Amount reflects the amount of withholding taxes.

(2) Includes 15,000 cancelled Options provided by Wayne C. Bircher, a former employee of the Company, whose stock was repurchased as of June 30, 1996.

(3) Includes $7,576,38 in proceeds from cancelled Options provided by Wayne C. Bircher.

(4) Includes $20,000 provided by Kathleen M. Caselton, a former employee of the Company, whose stock was repurchased as of February 29, 1996, and $30,000 provided by Wayne C. Bircher.

(5) Includes $12,000 provided by Kathleen M. Caselton and $22,590 provided by Wayne C. Bircher.

(6) Represents total cash investment of $72,000, net of payoff of $12,000 to Kathleen M. Caselton and $22,590 to Wayne C. Bircher.

(7) Represents total of $610,275, net of payoff of $12,000 to Kathleen M. Caselton and $22,590 to Wayne C. Bircher.

(8) Represents total of $426,725, net of cancellation of $8,000 note from Kathleen M. Caselton and $16,528 note from Wayne C. Bircher and issuance of new note for $8,000 from Mark A. Kolmer.